EX-99.B(d)(1)

SCHEDULE A

WELLS FARGO FUNDS MANAGEMENT

INVESTMENT ADVISORY AGREEMENT

WELLS FARGO MASTER TRUST

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
C&B Large Cap Value Portfolio	First 500M	0.75
	Next 500M	0.70
	Next 2B	0.65
	Next 2B	0.625
	Over 5B	0.60
Disciplined Growth Portfolio	First 500M	0.75
	Next 500M	0.70
	Next 2B	0.65
	Next 2B	0.625
	Over 5B	0.60
Diversified Fixed Income Portfolio[1]	First 1B	0.30
	Next 4B	0.275
	Over 5B	0.25
Diversified Stock Portfolio[1]	First 1B	0.35
	Next 4B	0.325
	Over 5B	0.30
Equity Income Portfolio	First 500M	0.75
	Next 500M	0.70
	Next 2B	0.65
	Next 2B	0.625
	Over 5B	0.60
Equity Value Portfolio	First 500M	0.75
	Next 500M	0.70
	Next 2B	0.65
	Next 2B	0.625
	Over 5B	0.60
Index Portfolio	First 500M	0.10
	Next 500M	0.10
	Next 2B	0.075
	Next 2B	0.075
	Over 5B	0.050
Inflation-Protected Bond Portfolio	First 500M	0.45
	Next 500M	0.40
	Next 2B	0.35
	Next 2B	0.325
	Over 5B	0.30

[1]	On March 31, 2006 the Board of Trustees approved the establishment of the Diversified Fixed Income Portfolio, Diversified Stock Portfolio and Money Market Portfolio. The Portfolios are expected to commence operations in June 2006.

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
International Core Portfolio	First 500M	0.95
	Next 500M	0.90
	Next 2B	0.85
	Next 2B	0.825
	Over 5B	0.80
International Growth Portfolio	First 500M	0.95
	Next 500M	0.90
	Next 2B	0.85
	Next 2B	0.825
	Over 5B	0.80
International Index Portfolio	First 500M	0.35
	Next 500M	0.35
	Next 2B	0.325
	Next 2B	0.325
	Over 5B	0.30
International Value Portfolio	First 500M	0.95
	Next 500M	0.90
	Next 2B	0.85
	Next 2B	0.825
	Over 5B	0.80
Large Cap Appreciation Portfolio	First 500M	0.70
	Next 500M	0.70
	Next 2B	0.65
	Next 2B	0.625
	Over 5B	0.60
Large Company Growth Portfolio	First 500M	0.75
	Next 500M	0.70
	Next 2B	0.65
	Next 2B	0.625
	Over 5B	0.60
Managed Fixed Income Portfolio	First 500M	0.45
	Next 500M	0.40
	Next 2B	0.35
	Next 2B	0.325
	Over 5B	0.30
Money Market Portfolio[1]		0.10
Small Cap Index Portfolio	First 500M	0.20
	Next 500M	0.20
	Next 2B	0.175
	Next 2B	0.175
	Over 5B	0.15
Small Company Growth Portfolio	First 500M	0.90
	Next 500M	0.85
	Next 2B	0.80
	Next 2B	0.775
	Over 5B	0.75

[1]	On March 31, 2006 the Board of Trustees approved the establishment of the Diversified Fixed Income Portfolio, Diversified Stock Portfolio and Money Market Portfolio. The Portfolios are expected to commence operations in June 2006.

Master Trust Portfolios	Advisory Fee (as a % of Average Daily Net Assets)
Small Company Value Portfolio	First 500M	0.90
	Next 500M	0.85
	Next 2B	0.80
	Next 2B	0.775
	Over 5B	0.75
Stable Income Portfolio	First 500M	0.45
	Next 500M	0.40
	Next 2B	0.35
	Next 2B	0.325
	Over 5B	0.30
Strategic Small Cap Value Portfolio	First 500M	0.90
	Next 500M	0.85
	Next 2B	0.80
	Next 2B	0.775
	Over 5B	0.75
Total Return Bond Portfolio	First 500M	0.45
	Next 500M	0.40
	Next 2B	0.35
	Next 2B	0.325
	Over 5B	0.30

Most recent annual approval by the Board of Trustees: March 31, 2006

Schedule A amended: March 31, 2006

The foregoing fee schedule is agreed to as of March 31, 2006 and shall remain in effect until changed in writing by the parties.

WELLS FARGO MASTER TRUST

By:	/s/ C. David Messman
C. David Messman Secretary

WELLS FARGO FUNDS MANAGEMENT, LLC

By:	/s/ Andrew Owen
Andrew Owen
Senior Vice President

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